                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANTS




Subsidiaries of Iridium Operating LLC:
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation


Subsidiaries of Iridium Capital Corporation:
None

Subsidiaries of Iridium Roaming LLC:
None

Subsidiaries of Iridium IP LLC:
None

Subsidiaries of Iridium Facilities Corporation:
None